Exhibit 99.1
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS, INC. REPORTS RECORD
FIRST QUARTER FINANCIAL RESULTS
Operating Results:
•	$11.4 million in revenue

•	$5.4 million in income before taxes

•	$3.3 million in net income

•	$0.11 and $0.10, basic and diluted EPS

•	$5.2 million in cash provided by operating activities
Financial Position:
•	$20.1 million in cash and marketable securities

•	$25.8 million in working capital

•	$41.8 million in total assets

•	$0 debt

•	$38.0 million in shareholders’ equity
     Atlanta, GA, July 3, 2007 - Premier Exhibitions, Inc. (NASDAQ: PRXI) today announced financial results for its first quarter ended May 31, 2007. The Company posted record revenue of $11.4 million and a record net quarterly profit of $3.3 million, or $0.10 per diluted share. These results compare to revenue of $5.8 million and a net quarterly profit of $1 million, or $0.03 per diluted share, in the same quarter a year ago.
     “We are incredibly pleased to report a quarter of substantial growth in revenue, operating income and EPS,” said Arnie Geller, Premier Exhibitions, Inc.’s President and Chief Executive Officer. “This quarter represents a great beginning to what we expect to be a very successful exhibition year for the Company given our current ability to operate 18 concurrent exhibitions.”
     “We generated a record $5.2 million in cash from operations during the quarter, ending the quarter with $20.1 million in cash and marketable securities,” said Stephen Couture, Premier Exhibitions, Inc.’s Vice President and Chief Financial Officer.

Earnings Conference Call
     The Company will host a conference call to discuss the results of its first quarter on Thursday, July 5, 2007 at 9:00 a.m. (EST). The conference call can be accessed by dialing 1-800-500-0177 in the U.S. and for international calling 1-719-457-2679. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.
Forward-Looking Statements
     Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to the Company’s anticipated financial performance, business prospects, new developments, strategies and similar matters. Certain of the factors described in the Company’s filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect the Company’s future results and cause those results to differ materially from those expressed in the forward-looking statements. The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
Presentation of Additional Information Regarding EBITDA and Free Cash Flow
     EBITDA. The Company’s EBITDA for the quarters ended May 31, 2006 and 2007 was $2.1 million and $5.7 million, respectively. EBITDA is defined as income from operations before other income and expenses, income taxes, interest and depreciation and amortization. EBITDA does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of the Company’s liquidity. Nevertheless, the Company believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of its financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the entertainment and exhibitions industries. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.
     Free Cash Flow. The Company’s Free Cash Flow for the quarters ended May 31, 2006 and 2007 was $341,000 and $2.3 million, respectively. Free Cash Flow is defined as net income plus depreciation and amortization less capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of its liquidity. Nevertheless, the Company believes that providing non-GAAP information regarding Free Cash Flow is important for investors and other readers of its financial statements, as it provides a measure of liquidity. Because Free Cash Flow is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Free Cash Flow, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.
About Premier Exhibitions, Inc.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Investor Relations:
North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three Months Ended May 31,
	2006	2007
Revenue:
Exhibition revenues	$5,460,000	$11,016,000
Merchandise and other	328,000	358,000
Sale of coal	36,000	32,000

Total revenue	5,824,000	11,406,000

Cost of revenue:
Exhibition costs	1,105,000	3,059,000
Cost of merchandise sold	56,000	101,000
Cost of coal sold	4,000	7,000

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	1,165,000	3,167,000

Gross profit	4,659,000	8,239,000

Operating expenses:
General and administrative	2,198,000	2,535,000
Depreciation and amortization	347,000	488,000
Litigation settlement	350,000	—

Total operating expenses	2,895,000	3,023,000

Income from operations	1,764,000	5,216,000

Other income and expenses:
Interest income	32,000	199,000
Interest expense	(34,000)	—
Other income	11,000	10,000

Total other income and expenses	9,000	209,000

Income before provision for income taxes	1,773,000	5,425,000

Provision for income taxes	709,000	2,170,000

Net income	$1,064,000	$3,255,000

Net income per share:
Basic income per common share	$0.04	$0.11

Diluted income per common share	$0.03	$0.10

Shares used in basic per share calculations	26,344,856	29,261,380

Shares used in diluted per share calculations	30,465,215	33,121,190

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Balance Sheets

	February 28,	May 31,
	2007	2007
		(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,811,000	$19,666,000
Marketable securities	—	1,031,000
Accounts receivable, net of allowance for doubtful accounts of $252,000 and $327,000, respectively	3,050,000	3,362,000
Carpathia receivable, related party	2,500,000	2,500,000
Prepaid expenses and other current assets	2,309,000	3,015,000

Total current assets	24,670,000	29,574,000

Artifacts owned, at cost	3,091,000	3,091,000
Salvor’s lien	1,000	1,000
Property and equipment, net of accumulated depreciation of $3,141,000 and $3,429,000, respectively	3,620,000	4,748,000
Exhibition licenses, net of accumulated amortization of $1,407,000 and $1,607,000, respectively	3,266,000	4,366,000
Deferred income taxes	238,000	—

	$34,886,000	$41,780,000

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	1,450,000	1,385,000
Income taxes payable	—	1,548,000
Deferred revenue	536,000	849,000

Total current liabilities	1,986,000	3,782,000

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock; $.0001 par value; authorized 40,000,000 shares; issued and outstanding 29,004,318 and 29,523,809 shares at February 28, 2007 and May 31, 2007, respectively	3,000	3,000
Common stock payable	90,000	241,000
Additional paid-in capital	34,252,000	35,922,000
Retained earnings	(903,000)	2,352,000
Accumulated other comprehensive income (loss)	(129,000)	(107,000)
Treasury stock, at cost; 56,641 shares at February 28, 2007 and May 31, 2007	(413,000)	(413,000)

Total shareholders’ equity	32,900,000	37,998,000

	$34,886,000	$41,780,000

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended May 31,
	2006	2007
Cash flows from operating activities:
Net income	$1,064,000	$3,255,000

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	347,000	488,000
Stock based compensation	412,000	459,000
Provision for doubtful accounts	—	75,000
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,974,000)	(387,000)
(Increase) decrease in deferred income taxes	709,000	238,000
(Increase) decrease in prepaid expenses and other current assets	(806,000)	(706,000)
(Increase) decrease in other assets	21,000	—
Increase (decrease) in deferred revenue	(300,000)	313,000
Increase (decrease) in accounts payable and accrued liabilities	622,000	(65,000)
Increase (decrease) in income taxes payable	—	1,548,000

Total adjustments	(1,969,000)	1,963,000

Net cash provided (used) by operating activities	(905,000)	5,218,000

Cash flows used by investing activities:
Purchases of property and equipment	(1,070,000)	(1,416,000)
Purchase of exhibition licenses	—	(1,300,000)
Net decrease (increase) in marketable securities	—	(11,000)
Purchase of certificate of deposit	—	(1,000,000)

Net cash used by investing activities	(1,070,000)	(3,727,000)

Cash flows from financing activities:
Proceeds from notes payable	342,000	—
Principal payments on notes payable	(333,000)	—
Proceeds from option and warrant exercises	296,000	1,362,000

Net cash provided by financing activities	305,000	1,362,000

Effects of exchange rate changes on cash and cash equivalents	6,000	2,000

Net increase (decrease) in cash and cash equivalents	(1,664,000)	2,855,000
Cash and cash equivalents at beginning of year	4,129,000	16,811,000

Cash and cash equivalents at end of year	$2,465,000	$19,666,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$10,000	$—

Supplemental disclosure of non-cash investing and financing activities:
Unrealized (gain) loss on marketable securities	$—	$(20,000)

Premier Exhibitions, Inc. and Subsidiaries
Non-GAAP Supplementary Materials
ATTACHMENT I
EBITDA

	Three Months Ended May 31,
	2006	2007
Income from operations	$1,764,000	$5,216,000
Depreciation and amortization	347,000	488,000

EBITDA	$2,111,000	$5,704,000

Non-GAAP Measure:
EBITDA is defined as net income from continuing operations before interest and other income, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income, cash flows from operations or any other indicator of the Company’s performance or liquidity, determined in accordance with GAAP.
FREE CASH FLOW

	Three Months Ended May 31,
	2006	2007
Net income	$1,064,000	$3,255,000
Depreciation and amortization	347,000	488,000
Capital Expenditures	(1,070,000)	(1,416,000)

Free Cash Flow	$341,000	$2,327,000

Non-GAAP Measure:
Free Cash Flow is defined as net income plus depreciation and amortization less cash used for capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of the Company’s liquidity.